Exhibit 99.1

Contact: Investor Relations
804.289.9709	FOR IMMEDIATE RELEASE

Brink’s Appoints Mark Eubanks as Chief Operating Officer

RICHMOND, Va., August 3, 2021 – The Brink’s Company (NYSE:BCO), the global leader in total cash management, route-based secure logistics and payment solutions, today announced that, effective September 7, Mark Eubanks will join the company as executive vice president and chief operating officer, with oversight responsibilities for the company’s four regional operating segments. Eubanks, 49, most recently served as president, Europe, Middle East and Africa for Otis Worldwide Corporation (NYSE:OTIS), the leading elevator and escalator manufacturing, installation and service company, and was based in Paris, France.
The hiring of Eubanks is part of the company’s CEO succession plan. The company’s board of directors intends to appoint a new CEO in the first half of 2022, at which time CEO Doug Pertz is expected to be named executive chairman of the board. In this role, Pertz, who has served as president and CEO since July of 2016, will continue to play an executive management role at Brink’s, leading strategy development and supporting execution.
Doug Pertz, president and CEO, said: “I am pleased to welcome Mark to Brink’s. His excellent track record of execution at large, complex international businesses strengthens our management team and further enables me to focus on our transformational digital strategies. Mark joins Brink’s at an exciting time, when our core operations are strong and getting stronger, and our digital initiatives present compelling growth opportunities. I am confident that Mark will fit seamlessly into our culture, and look forward to working closely with him to drive continued value creation.”
Before joining Otis Worldwide, Eubanks was group president, electrical products for Eaton Corporation, with global responsibility for six operating divisions with total annual revenue of approximately $6 billion. Prior to that, he was president, Cooper Lighting, at Cooper Industries until 2015, when it was acquired by Eaton Corporation. Eubanks earned his B.S., electrical engineering, from University of Florida and his MBA from Emory University. He will be relocating with his family to the Dallas area.

About The Brink’s Company
The Brink’s Company (NYSE:BCO) is the global leader in total cash management, route-based secure logistics and payment solutions including cash-in-transit, ATM services, cash management services (including vault outsourcing, money processing and intelligent safe services), and international transportation of valuables. Our customers include financial institutions, retailers, government agencies, mints, jewelers and other commercial operations. Our global network of operations in 53 countries serves customers in more than 100 countries. For more information, please visit our website at www.brinks.com or call 804-289-9709.

Forward-Looking Statements
This release contains forward-looking information. Words such as "anticipate," "assume," "estimate," "expect," “target” "project," "predict," "intend," "plan," "believe," "potential," "may," "should" and similar expressions may identify forward-looking information. Forward-looking information in these materials includes, but is not limited to: statements regarding future results, strategic initiatives, including digital strategies, and the company’s ongoing CEO succession planning process, including the expected appointments of a new CEO and executive chairman of the Board and related timing of such appointments.

Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. Forward-looking information in this document is subject to known and unknown risks, uncertainties and contingencies, which are difficult to predict or quantify, and which could cause actual results, performance or achievements to differ materially from those that are anticipated. These risks, uncertainties and contingencies, many of which are beyond our control, include, but are not limited to: our ability to improve profitability and execute further cost and operational improvement and efficiencies in our core businesses; our ability to improve service levels and quality in our core businesses; market volatility and commodity price fluctuations; seasonality, pricing and other competitive industry factors; investment in information technology (“IT”) and its impact on revenue and profit growth; our ability to maintain an effective IT infrastructure and safeguard confidential information; our ability to effectively develop and implement solutions for our customers; risks associated with operating in foreign countries, including changing political, labor and economic conditions, regulatory issues (including the imposition of international sanctions, including by the U.S. government), currency restrictions and devaluations, restrictions on and cost of repatriating earnings and capital, impact on the Company’s financial results as a result of jurisdictions determined to be highly inflationary, and restrictive government actions, including nationalization; labor issues, including negotiations with organized labor and work stoppages; pandemics (including the ongoing Covid-19 pandemic and related impact to and restrictions on the actions of businesses and consumers, including suppliers and customers), acts of terrorism, strikes or other extraordinary events that negatively affect global or regional cash commerce; anticipated cash needs in light of our current liquidity position and the impact of Covid-19 on our liquidity; the strength of the U.S. dollar relative to foreign currencies and foreign currency exchange rates; our ability to identify, evaluate and complete acquisitions and other strategic transactions and to successfully integrate acquired companies; costs related to dispositions and product or market exits; our ability to obtain appropriate insurance coverage, positions taken by insurers relative to claims and the financial condition of insurers; safety and security performance and loss experience; employee and environmental liabilities in connection with former coal operations, including black lung claims; the impact of the Patient Protection and Affordable Care Act on legacy liabilities and ongoing operations; funding requirements, accounting treatment, and investment performance of our pension plans, the VEBA and other employee benefits; changes to estimated liabilities and assets in actuarial assumptions; the nature of hedging relationships and counterparty risk; access to the capital and credit markets; our ability to realize deferred tax assets; the outcome of pending and future claims, litigation, and administrative proceedings; public perception of our business, reputation and brand; changes in estimates and assumptions underlying critical accounting policies; the promulgation and adoption of new accounting standards, new government regulations and interpretation of existing standards and regulations.

This list of risks, uncertainties and contingencies is not intended to be exhaustive. Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found under "Risk Factors" in Item 1A of our Annual Report on Form 10-K for the period ended December 31, 2020, and in related disclosures in our other public filings with the Securities and Exchange Commission, including our Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2021 and June 30, 2021. The forward-looking information included in this document is representative only as of the date of this document and The Brink's Company undertakes no obligation to update any information contained in this document.

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